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                                   EXHIBIT 4.1


             FORM OF SELECTED BROKER-DEALER'S UNIT PURCHASE WARRANT

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                                   EXHIBIT 4.1

THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED PRIOR TO _____________________________________, 1997, EXCEPT AS OTHERWISE PROVIDED IN
SECTION 2 OF THE STATEMENT OR RIGHTS OF WARRANT HOLDER. THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT PRIOR TO THAT DATE, EXCEPT AS OTHERWISE PROVIDED IN SAID
SECTION 2.

NOT EXERCISABLE PRIOR TO _____________________________________, 1997, VOID AFTER
5:00 P.M., _____________________________________, 1999.


             FORM OF SELECTED BROKER-DEALER'S UNIT PURCHASE WARRANT

         For the Purchase of _______________Units, each Unit consisting of two shares of Common Stock, and one Class F Warrant,

                                       of

                              GLOBAL OUTDOORS, INC.
                             (An Alaska corporation)


         THIS CERTIFIES THAT, for value received, _______________________ (the "Holder"), as registered owner of this Warrant, is entitled to at any time or from time to time at or after _____________________________________, 1997, and at or before 5:00 P.M., Mountain Time, ____________________________________,
1999, but not thereafter, to subscribe for, purchase and receive ______________ fully paid and nonassessable Units, each Unit consisting of one share of Common Stock, $0.02 par value, one Class F Warrant of Global Outdoors, Inc., an Alaska corporation (the "Company"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such of the Units to be purchased to the Company at the principal office of the Company; provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holders, a copy of which is attached as Annex I hereto and by this reference made a part hereof, the rights granted by this Warrant shall be adjusted as therein specified. Upon exercise of this Warrant, the form of election hereinafter provided must be duly executed and the instructions for registration of the Units acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Mountain Time, on _________________________, 1999, this Warrant shall become and be void without further force of effect, and all rights represented hereby shall cease and expire.


         Subject to the terms contained herein, this Warrant may be assigned by the Holder in whole or in part, by execution by the Holder of the form of assignment attached hereto, or may be exercised by the Holder in whole or in part by execution by the Holder of the form of exercise attached hereto.
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         In the event of any assignment made as aforesaid, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Units as shall be contemplated by any such agreement, and shall concurrently execute and deliver to the Holder a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of Units purchasable hereunder which have not been transferred to the assignee.

         This Warrant may be exercised in whole or in part. In the event of the exercise hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Warrant has not been exercised.

         In no event shall this Warrant (or the Units issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company. This Warrant shall not be valid or obligatory until countersigned by the Transfer Agent and Registrar.

                                           GLOBAL OUTDOORS, INC.

                                           By______________________________
                                                      President
(S E A L)
                                           By______________________________
                                                      Secretary

Countersigned by American Securities Transfer, Incorporated

By:_________________________________________________________
Authorized Representative of Transfer Agent and Registrar

___________________________
           Date

Transfer of the warrants represented by this certificate is subject to certain restrictions set forth in Annex I to Underwriter's Warrant attached hereto. No Transfer to these Warrants or of this certificate, or of any securities or certificates issued in exchange therefore, shall be effective unless the terms and conditions of such restrictions shall have been complied with.


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Form to be used to exercise Warrant:

                                  EXERCISE FORM
                                                           Date:__________, 19__

         The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______ Units of Global Outdoors, Inc., called for thereby, and hereby makes payment of $_________ (at the rate $4.80 per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Units as to which this Warrant is exercised in accordance with the instructions given below.

                                        Signature:______________________________
                                   Signature Guaranteed:________________________


                     INSTRUCTIONS FOR REGISTRATION OF UNITS

Name_____________________________________________________________
                    (Print in Block Letters)

Address__________________________________________________________

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Form to be used to assign Warrant:

                                   ASSIGNMENT

FOR VALUE RECEIVED, ___________________ does hereby sell, assign and transfer unto ___________________ the right to purchase _____ Units of Global Outdoors, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint attorney to transfer such right on the books of Global Outdoors, Inc., with full power of substitution in the premises.

Dated:_______________, 19__.
                                    Signature:__________________________________
                                   Signature Guaranteed:________________________

NOTICE: The signature to the form to exercise or form a assign must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other that a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.


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                                    ANNEX I

           TO SELECTED BROKER-DEALER'S UNIT PURCHASE WARRANT

                              GLOBAL OUTDOORS, INC.

                      STATEMENT OF RIGHTS OF WARRANT HOLDER

         1. Exchange of Warrants. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the same owner, for another Warrant or other Warrants of like tenor in the name of such owner or permissible assignee, exercisable for the same aggregate number of Units, each Unit consisting of two shares of Common Stock, and one Class F Warrant (the "Warrant Units") as the Warrant or Warrants surrendered.

         2.  Purchase and Exercise of Warrant.


                  (a) This Warrant or any part thereof may not be sold, transferred, exercised, assigned, hypothecated or allotted prior to ___________________, 1997, (which date is 90 days from the effective date of Registration Statement No. 333-9599), except to officers of ____________________ (a "Selected Broker-Dealer") and members of the selling group and/or their officers or partners (as selling group is defined in the Selected Broker-Dealer Agreement dated _______________, 1997 by and between the Company and the Selected Broker-Dealer). In case the owner shall desire to exercise the purchase right evidenced by this Warrant, the owner shall surrender this Warrant with the form of subscription attached hereto duly executed by the owner to the Company c/o American Securities Transfer and Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202; attention of the President, accompanied by payment of the total Exercise Price (hereinafter defined). This Warrant may be exercised in whole or in part. In case of the exercise hereof in part only, the Company will deliver to the owner a new Warrant of like tenor in the name of the owner evidencing the right to purchase the number of shares as to which this Warrant has not been exercised. Unless the Company receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable State Securities Laws, each certificate for Warrant Units issued hereunder shall bear a legend reading substantially as follows:


         "Transfer of the Units represented by this certificate is subject to certain restrictions set forth in Annex I to Warrant, Statement of Rights of Warrant Holder. Copies of such restrictions are available upon request at the offices of the Company's Transfer Agent at American Securities Transfer, Incorporated, 1825 Lawrence Street, Suite 444, Denver, Colorado 80202. No transfer of these Units or of this certificate, or of any securities or certificates issued in exchange therefore, shall be effective unless the terms and conditions of such restrictions shall have been complied with."

                  (b) The purchase price of this Warrant is $.001 per Unit, receipt of which is hereby acknowledged.


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                  (c) The exercise price (the "Exercise Price") per Warrant Unit issuable upon the exercise of this Warrant shall be $4.80.

                  (d) The warrant period (the "Warrant Period") is a two year period commencing on __________________, 1997, and ending on __________________.
1999.

         3. Disposition of Warrants or Warrant Shares. The registered owner of this Warrant, by acceptance hereof, agrees for himself and any subsequent owner(s) that, before any disposition is made of any Warrant or Warrant Units, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

                  (a) The Company has received an opinion from counsel for the owner(s) of the Warrant or Warrant Units stating that no registration under the 1933 Act is required with respect to such disposition; or

                  (b) A Registration Statement or post-effective amendment to a Registration Statement under the 1933 Act has been filed by the Company and made effective by the Commission covering such proposed disposition.





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         4.  Share Dividends, Reclassification, Reorganization, Provisions, Etc.


                  (a) If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any of its shares of Common Stock as a share dividend, other than a stock dividend on its Preferred Stock, or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then in either of such cases, the Exercise Price per share of the shares of Common stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its shares of Common Stock and shall at substantially the same time offer its shareholder a right to purchase new shares of Common Stock


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from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the shares of Common Stock in shares of any other class of securities convertible into share of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

                  (b) If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding shares of Preferred or Common Stock into shares with a different par value, or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the holder of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions during the time specified in this Warrant, in lieu of the shares of Preferred or Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Preferred or Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place, and, in any such event, the rights of the holder of this Warrant to an adjustment in the number of shares of Preferred or Common Stock purchasable upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of this Warrant becomes entitled to purchase.

                  (c) If: (i) The Company shall take a record of the holders of its shares of Preferred or Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the shares of Preferred or Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Company's assets; or (ii) the Company shall take a record of the holders of its shares of Preferred or Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification, or other reorganization of the shares which the Company is authorized to issue, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or (iv) in the event of the voluntary or involuntary dissolution liquidation or winding up of the Company; then, and in any such case, the Company shall mail to the holder of this Warrant, at least thirty (30) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of shares of Preferred or Common Stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their shares of Preferred or Common Stock for securities or other property deliverable upon such classification, reclassification,


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reorganization, merger, consolidation, conveyance, dissolution, liquidation, or winding up, as the case may be.

                  (d) If the Company, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof, the lieu of each Unit of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Unit of the Company.


         5. Reservation of Shares Issuable on Exercise of Warrants. The Company will, at all time, reserve and keep available out of its authorized shares, solely for issuance upon the exercise of this Warrant and other similar Warrants, such number of shares of Preferred and Common Stock and other shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

         6. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         7. Warrant Holder Not a Shareholder. Any holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Company.

         8. Taxes. The Company will pay all taxes in respect of the issue of this Warrant or the Units issuable upon exercise thereof.

         9. Mailing of Notice. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class, certified mail, postage prepaid, to the address furnished to the Company in writing by the holder of this Warrant.


         DATED this_____day of _________________, 1997.

                                      GLOBAL OUTDOORS, INC.

                                      By:________________________________
                                                        President

(S E A L)

Attest:

____________________________________
Secretary


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